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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated November 21, 2005, relating to the financial statements and financial highlights appearing in the September 30, 2005 Annual Reports to Shareholders of the Columbia Growth Stock Fund, Columbia Large Cap Growth Fund and Columbia Dividend Income Fund, our report dated December 21, 2005, relating to the financial statements and financial highlights appearing in the October 31, 2005 Annual Report to Shareholders of the Columbia Tax-Managed Growth Fund and our report dated January 24, 2006, relating to the financial statements and financial highlights appearing in the November 30, 2005 Annual Report to Shareholders of the Columbia Utilities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for the Acquiring Fund," "Independent Registered Public Accounting Firm of the Funds" and "Independent Registered Public Accounting Firm" in such Registration Statement and under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information dated
March 27, 2006, March 1, 2006 and February 1, 2006 for Columbia Utilities Fund, Columbia Tax-Managed Growth Fund and Columbia Growth Stock Fund, respectively, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 1, 2006